Exhibit T3A-18

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PD HOLDINGS (USA), L.P.

This Certificate of Limited Partnership of PD Holdings (USA), L.P. (the “Partnership”) is being duly executed and filed by Precision Drilling GP, Inc., a Delaware corporation, as the sole general partner, to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

1.                                      Name. The name of the Partnership is PD Holdings (USA), L.P.

2.                                      Registered Office. The address of the Partnership’s registered office is 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801.

3.                                      Registered Agent. The name and address of the registered agent of the Partnership for service of process is The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801.

4.                                      General Partner. The name, mailing address and street address of the business of the general partner of the Partnership is:

Precision Drilling GP, Inc.
363 N Sam Houston Pkwy E Ste 1700
Houston, TX 77060-2424

5.                                      Certificated Nature of the Limited Partnership Interests. The Partnership and all the general partners thereof, and all the limited partners thereof, by the acquisition of interests therein, hereby specify, acknowledge and agree that all interests in the Partnership, both general partner interests and limited partner interests, are securities governed by Article 8 and all other provisions of the Uniform Commercial Code as adopted and amended in the State of Delaware (the “UCC”), and pursuant to the terms of Section 8-103 of the UCC, such interests shall be “securities” for all purposes of such Article 8 and under all other provisions of the UCC.

6.                                      Effective Date and Time. This Certificate of Limited Partnership will become effective at 11:58 p.m. on December 31, 2003, in accordance with the provisions of Sections 17-201 and 17-217 of the Delaware Revised Uniform Limited Partnership Act

Executed effective as of the 17 day of December, 2003.

PRECISION DRILLING GP, INC.,
the sole general partner

By:	/s/ Jan M. Campbell
Jan M. Campbell, Secretary
State of Delaware Secretary of State Division of Corporations Delivered 11:37 AM 12/22/2003 FILED 10:51 AM 12/22/2003 SRV 030825512 — 3129143 FILE

State of Delaware Secretary of State Division of Corporations Delivered 06:14 PM 12/12/2018 FILED 06:14 PM 12/12/2018 SR 20188120763 - File Number 3129143

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is PD HOLDINGS (USA), L.P.

SECOND: Article 4 of the Certificate of Limited Partnership shall be amended as follows:

General Partner. The name, mailing address and street address of the business of the general partner of the Partnership is: Precision Drilling GP, LLC, 2000 St. James Place, Houston, Texas 77056.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 20th, day of November, A.D. 2018.

PRECISION DRILLING GP, LLC,
the sale general partner

By:	/s/ Christine M. Morrison
General Partner(s)

Name:	Christine M. Morrison
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